REFINITIV STREETEVENTS EDITED TRANSCRIPT ANF.N - Q1 2022 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: MAY 24, 2022 / 12:30PM GMT REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Pamela Nagler Quintiliano Abercrombie & Fitch Co. - VP of IR Scott D. Lipesky Abercrombie & Fitch Co. - Executive VP & CFO C O N F E R E N C E C A L L P A R T I C I P A N T S Corey Tarlowe Jefferies LLC, Research Division - Equity Analyst Dana Lauren Telsey Telsey Advisory Group LLC - CEO & Chief Research Officer Janet Joseph Kloppenburg JJK Research Associates, Inc. - President Kimberly Conroy Greenberger Morgan Stanley, Research Division - MD Marni Shapiro The Retail Tracker - Co-Founder Mauricio Serna Vega UBS Investment Bank, Research Division - Analyst Paul Lawrence Lejuez Citigroup Inc., Research Division - MD and Senior Analyst P R E S E N T A T I O N Operator Good day and welcome to the Abercrombie & Fitch First Quarter Fiscal Year 2022 Earnings Call. Today's call is being recorded. (Operator Instructions) At this time, I would like to turn the conference over to Pam Quintiliano. Please go ahead, ma'am. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Thank you. Good morning, and welcome to our First Quarter 2022 Earnings Call. Joining me today on the call are Fran Horowitz, Chief Executive Officer; and Scott Lipesky, Chief Financial Officer. Earlier this morning, we issued our first quarter earnings release, which is available on our website at corporate.abercrombie.com under the Investors section. Also available on our website is an investor presentation. Please keep in mind that any forward-looking statements made on the call are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions we mention today. A detailed discussion of these factors and uncertainties is contained in the company's filings with the Securities and Exchange Commission. In addition, we will be referring to certain non-GAAP financial measures during the call. Additional details and the reconciliation of GAAP to adjusted non-GAAP financial measures are included in the release issued earlier this morning. With that, I will turn the call over to Fran. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Good morning. Thank you for joining us today to discuss our first quarter results. This earnings, we are going to approach things a little differently. Since 2018, we have dedicated a portion of our call to talking about the progress made on our key transformation initiatives, which were anchored 2 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 24, 2022 / 12:30PM, ANF.N - Q1 2022 Abercrombie & Fitch Co Earnings Call

to our goal of doubling our operating margin from 2017 levels. Last year, we not only achieved that goal, but we significantly surpassed it, more than tripling our operating margin. At our upcoming June 14 Investor Day, we will discuss the next phase of our corporate journey and how we will execute our Always Forward plan. From there, we will update you regularly on our progress. In the first quarter, we navigated yet another period of global volatility. We remained focused on controlling what we can control and never lost sight of what's important to drive our business, our customers, associates, communities and partners. We exceeded our sales plan, delivering our best Q1 revenue since 2014 despite several major headwinds, including: the lapping of stimulus and return to in-person learning for much of the U.S. last March; global inflationary pressures, significant COVID restrictions in China; and the conflict in Ukraine. For the quarter, total company revenues rose 4% year-over-year, above our outlook for a low single-digit increase. Abercrombie continued to outperform, rising 13% on top of a 60% gain last year. By region, our largest market, the U.S. registered a 6% increase, while international was flat. EMEA accelerated from last quarter and last year, benefiting from the reopening of our largest country in that region, the U.K. In APAC, China remained challenged due to COVID-related lockdowns. Our global revenues were healthy. Customers continue to respond favorably to our product, voice and experience, and we achieved our eighth consecutive quarter of AUR improvement as we benefited from higher tickets and slightly lower promotional activity. As a reminder, we implemented targeted ticket increases in the first quarter based on competitive pricing analysis. We took advantage of colder weather conditions to push through the delayed Q4 receipts to ensure we were clean for spring. Scott will discuss those pressures in more detail, but we remain focused on navigating through these near-term challenges while delivering the right product at the right time, at the right price. Looking ahead, we expect freight and raw material costs to remain elevated. We plan to tightly manage inventories and expenses and are actioning opportunities to offset a portion of these costs. We are carefully evaluating these opportunities and do not plan on trimming areas that support our longer-term growth strategies. Now on to the brands. Q1 represented a continuation of the Abercrombie brand's remarkable turnaround. Abercrombie adults delivered its best first quarter sales since 2014 and its highest Q1 AUR in brand history, benefiting from higher tickets and lower discounting. Results were led by ongoing strength in North America, which posted its highest sales since 2012, although we did also experience a sequential improvement on an international basis. And while we have heard that the consumer is spending more on experiences, our millennial Abercrombie customer is coming to us to refresh their wardrobe as they get back out there. And with an unwavering dedication to listening to our customers about the new, trending styles and fits they're looking for, we've been able to expand market share. And we're not just winning in 1 or 2 areas, strength was broad-based, with multiple categories registering growth. In women's, denim, dresses and knits were standouts, all delivering their highest Q1 sales and AUR in over a decade. In men's, our target customer is also taking notice of the changes we have made. Tops, which is our largest men's revenue driver were strong, with growth in graphics, sweaters and wovens. There is so much more market share opportunity at Abercrombie. In March, we launched YPB, or Your Personal Best. After hearing from customers, they want us to deliver a performance active line with the same dedication to fit, comfort and confidence they experience in our regular assortment. YPB has received high praise from customers, influencers, affiliates and media for its fit, fashion and function. The launch has truly served as a reflection of our personal best, far exceeding expectations. We sold out of over 25% of our SKUs within weeks of the launch and have been quickly working to replenish. The speed with which customers have embraced YPB gives us even more confidence in its future. A big part of Abercrombie's success can be attributed to our marketing team. Throughout the quarter, they continued to tap into human-powered brand building through our influencer and affiliate network, which we view as a vital social commerce revenue stream. In Q1, Abercrombie was the recipient of LTK's most loved product awards in multiple categories, had its best social commerce quarter ever with significant double-digit year-over-year growth and achieved volumes that beat our previous record, which we just hit last quarter. And we are not satisfied. We intend to continue building on the rapid rise of this channel as the team innovates and invents new possibilities. We're excited for Q2. Stay tuned for the third annual Abercrombie Pride collection codesigned with our partners, The Trevor Project, an organization that provides 3 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 24, 2022 / 12:30PM, ANF.N - Q1 2022 Abercrombie & Fitch Co Earnings Call

a essential services benefiting [LGBTQs]. In June, we're set to launch a getaway-inspired collaboration with 2 influencer friends of the brand, Champagne and Chanel and Dress Up Buttercup. And soon to come, we'll be bringing our popular Curve Love fits to both tops and bottoms in our YPB line. Now on to Abercrombie Kids. During the quarter, we experienced strong conversion and a record-setting basket size. Our comfy, dressy assortments for Easter and spring break drove results. In addition, we had our best Q1 swim season ever and our franchise collections, the cool stuff ready for play active and made for life essentials were well-received. Turning to Hollister, which includes Gilly Hicks and Social Tourist. In North America, we delivered our second-best sales results since 2012 behind only last year, even as we lapped stimulus and the mini back-to-school season in March. Internationally, although trends improved dramatically from last year and last quarter, the business has not yet returned to pre-pandemic levels. Taken together, global sales were in line with our expectations, declining 3% for the quarter. We continue to emphasize our top 30 items and must-win categories, which led the way in the first quarter, and we experienced strength in women's dresses, and fleece and men's woven, and swim. In denim, our customer embraced newer widere-leg fashion assortments, although skinny remains an important part of her wardrobe. Social commerce and affiliate growth continued to be key drivers of our success. In February, we wrapped our Respect the Jeans campaign, which was done in partnership with Black-ish Star and Gen Z favorite, Marsai Martin. The campaign outperformed benchmark goals, driving 11 million impressions and also won Gen Z over on TikTok, with benchmark-beating engagement and comments such as, "Now this is how you do an ad." During the quarter, we also launched our monthly Facebook Live shopping event, which drove social commerce sales up an average of 20%. Now let's talk about Gilly Hicks, where we continue to be excited about the global growth opportunity ahead. Customer response to our updated carve-out and side-by-side locations, which incorporate key elements of our stand-alone store has been very encouraging, with these locations outperforming the balance of the chain. We're also bringing our updated store concept to our global customer. We recently opened our first Gilly Hicks stand-alone EMEA store a few weeks ago in Centro Oberhausen, Germany, and plan to introduce more stores throughout the year, including Carnaby Street in London this summer. Last but not least, Social Tourist. Our newest brand has an engaged fan base who is providing valuable insights into up-and-coming fashion trends and the shopping habits of social-first customers, which we have applied to the brand and to our broader portfolio. Looking ahead, there's a lot of excitement at all 3 brands under the Hollister umbrella. In partnership with GLSEN, an organization that works to make K-12 schools feel safe and inclusive for LGBTQ+ students, we will be launching our sixth annual Hollister Pride Collection. At Gilly Hicks, we have plans to expand our active lifestyle collection, Gilly Go, which has consistently been our top performer since its launch. And at Social Tourist, we are set to open a pop-up shop on Melrose Avenue in Los Angeles, which will be the brand's first stand-alone experience. The pop-up will feature always on social content and programming, monthly activations, including consumer influencer events and PR engagement and visits from Dixie and Charli to meet customers, so exciting. Before turning it over to Scott, I want to take a moment to discuss our thoughts on the health of our global consumer. It is an interesting time. The weather has started to become more seasonal, and collectively, it seems as though we are ready to return to some form of normalcy. In our largest market, the U.S., unemployment is currently low, wages are high and there's hunger to participate in many of the social activities that were missed over the last 2-plus years. However, we are in an extreme inflationary period where experience, everything from food to gas is costing more and we expect those pressures to weigh on consumer confidence. We are keeping a close eye on each of our respective consumers and how they're being impacted and responding. With 5 distinct brands, we will not take a one size fits all approach. We will stay close to our customers and have the ability to quickly recalibrate reflecting their unique stages in life activities and pressure points. Internationally, while encouraged by recent improvements in EMEA, we are cognizant that our European customer is faced with similar inflationary pressures and is more directly impacted from the situation in Ukraine. Across the globe, we know there are a lot of options on where to spend, and as always, we will focus on offering a compelling and inclusive product, voice and experience for each of our respective customer bases with a commitment to fashion, fit and quality. We remain focused on profitable 4 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 24, 2022 / 12:30PM, ANF.N - Q1 2022 Abercrombie & Fitch Co Earnings Call

growth through leveraging strategic planned promotions, and we intend to tightly manage expenses with the goal of offsetting a portion of freight and raw material inflation. In closing, I would like to reiterate my confidence in our future. We are staying close to our customer and executing to our proven playbooks. With our strong balance sheet, we are well equipped to navigate the current environment and its challenges. We have clearly defined positioning at each of our brands and remain focused on our long-term opportunities. Reflecting the successful execution of our key transformation initiatives, we believe that we are stronger, smarter and faster than ever before and have the foundation firmly in place for the next phase of our corporate journey and our Always Forward plan, which we look forward to sharing in more detail at our June 14 Investor Day. And with that, I will turn it over to Scott. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Thanks, Fran, and good morning. Over the past several years, we have been providing financial comparisons on a 1- and 2-year basis. Starting this quarter, our discussions will only focus on the year ago period. Now on to Q1 results. In the first quarter, we delivered net sales of $813 million, our highest Q1 since 2014. Sales were up 4% to last year, ahead of our expectation coming into the quarter for a low single-digit increase, despite an estimated combined 100 basis point adverse impact from foreign currency volatility and the COVID-driven lockdowns in China. Net sales were above expectations at Abercrombie, which includes kids, rising 13% compared to 2021; and in line with our expectations at Hollister, which includes Gilly Hicks and Social Tourist, declining 3%. This compares to prior year growth of 60% and 62%, respectively. By region, net sales increased 6% in the U.S. and were flat internationally. Parsing out international. EMEA sales increased year-over-year as COVID-related restrictions were mostly lifted in our larger markets. Our biggest country in EMEA, the U.K., led results, although we were pleased to see year-over-year improvements in Germany and France later in the quarter. In APAC, China remained a challenge with the prolonged COVID-related lockdown in Shanghai, which is one of our largest markets in the region. Moving on to gross profit. Our rate was 55.3% versus 63.4% last year. We continued to increase AUR, registering our eighth consecutive quarter of AUR gains, driven by reductions in the depth and breadth of promotional activity and selective ticket increases, which we took for the first time this quarter. AUR growth was more than offset by higher AUCs, reflecting 2 factors. First, a higher-than-expected freight costs. In total, freight costs were approximately $80 million above last year and roughly $15 million above our estimate. In the current highly volatile global supply chain environment, the estimated freight rates and our outlook proved to be lower than actual rates. Second, we made the decision to take advantage of the unseasonably cold temperatures to proactively accelerate the sell-through of late holiday goods in Hollister and Gilly Hicks, which as a reminder, had the highest exposure to Vietnam-related receipt delays. These clearance sales came with a lower gross margin than our spring goods, causing a reduction in our Q1 rate. Ending the quarter, our inventory is in a good position in all brands. Looking forward, we expect the impact from both of these factors to moderate in Q2 and beyond as we lap rising freight rates from last year and carryover inventory inherently becomes a significantly smaller portion of our sales mix. Moving on to the health of our inventories. We came into Q2 with our in-stocks in a much better place as we have realized the benefits of the multiple adjustments made to our product and sourcing playbooks to ensure timely deliveries. These efforts include diversifying carriers and ports of entry, adjusting our product calendars and further diversifying our countries of origin. We expect these collective efforts to result in more predictable inventory flows, pending additional unforeseen shocks to the supply chain. We ended Q1 with units up 10% off a multiyear low last year and total inventory up 45%, with higher freight costs and in-transit inventory each contributing around 17 percentage points to the increase. As we look to the rest of the year, we expect inventory levels to remain above last year as we flow product in early to guard against potential supply chain disruptions. This compares to last year, where we saw inventory receipt delays increased throughout the year. 5 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 24, 2022 / 12:30PM, ANF.N - Q1 2022 Abercrombie & Fitch Co Earnings Call

I'll now cover the rest of our Q1 results on an adjusted non-GAAP basis. Excluded from our non-GAAP results this quarter are $3 million of pretax asset impairment charges, which adversely impacted results by approximately $0.05 and -- last year, we excluded $3 million of pretax asset impairment charges, which adversely impacted results by $0.03. Operating expense, excluding other operating income, was $460 million compared to $436 million last year, with approximately half of the increase due to lapping COVID-related rent abatements and government assistance recognized in Q1 2021, and the other half related to investments in marketing and higher digital fulfillment expense. We had an operating loss of $6 million compared to an operating income of $60 million last year. The effective tax rate was 9.3%. Net loss per share was $0.27 compared to net income per diluted share of $0.67 last year. Taking a look at the balance sheet. We ended Q1 with cash of $468 million and liquidity of $783 million. During the quarter, we made further progress in utilizing excess liquidity with continued returns to shareholders through share repurchases. In the first quarter, we repurchased approximately 3.3 million shares for $100 million. At quarter end, we had 50.4 million shares outstanding, down 19% from the start of 2021 and approximately 258 million remaining under our previously authorized share repurchase program. We remain committed to putting excess cash to work and expect to continue to focus on share repurchases, pending market conditions, share price and our ability to accelerate investments in the business. On investments, we expect fiscal 2022 CapEx to be approximately $150 million, with about half related to digital and technology and the other half related to stores and maintenance. As a reminder, we expect to be a net store opener this year for the first time in over a decade and now expect to open approximately 60 new stores this year, up from our prior assumption of 50 new stores. These openings will be weighted towards the back half. This year, we have roughly 250 leases up for renewal, around 33% of our base, which is higher than the last few years, when we were closer to 25%. In line with our prior projections, we expect to close around 30 stores this year, pending negotiations with our landlord partners. I'll finish up with our thoughts on the remainder of the year. As noted in our press release, we are updating how we provide guidance. Going forward, we will provide a sales and operating margin outlook. The reasoning is twofold. First, this approach better aligns with our industry peers. Second, with the current and likely continued volatility in freight and raw material costs, we expect to flex operating expenses in response to unforeseen swings, whether positive or negative. In our updated outlook, which replaces our previous full year outlook, we are making an assumption for inflation-related pressure on consumer demand and also that freight rates will remain at peak levels for the remainder of the year. From a supply chain perspective, our outlook does not anticipate a similar magnitude of inventory delays as experienced last year due to the Vietnam shutdown, but we are closely monitoring the lockdowns in China. For the full year, we are planning as follows: net sales to be flat to up 2% to 2021 level of approximately $3.7 billion. Embedded in this outlook is a combined estimated adverse impact of approximately 200 basis points from foreign currency and inflationary pressure on consumer demand, partially offset by outperformance in Q1. Operating margin in the range of 5% to 6%, down from our previous range of 7% to 8%, reflecting an estimated combined 200 basis point adverse impact from higher freight and raw material costs, foreign currency and lower sales, and an effective tax rate in the mid-30s. For the second quarter, we are planning as follows: net sales to be down low single digits to 2021 level of approximately $865 million. Embedded in this outlook is an estimated adverse impact of approximately 300 basis points from foreign currency and COVID-related lockdowns in China and an approximately 300 basis point adverse impact due to an assumed inflationary pressure on consumer demand. Operating margin in the range of 3% to 4%, with the year-over-year decline driven by higher freight and raw material costs. And an effective tax rate in the mid- to high 30s as the rate remains sensitive at lower levels of income. 6 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 24, 2022 / 12:30PM, ANF.N - Q1 2022 Abercrombie & Fitch Co Earnings Call

As we look to the remainder of the year, we intend to balance near-term profitability with long-term strategic investments. While we do not expect to fully offset freight and commodity headwinds real time, we do expect to drive efforts to reduce the impact on profitability, including, but not limited to, managing inventory flows by region to ensure we maximize top line during our peak selling periods; strategically increasing tickets and reducing the depth and breadth of promotions to drive AUR growth; and prioritizing customer-facing spend and strategic long-term investments while reducing noncustomer-facing expenses. We believe we must continue investing for the long term, specifically in our people, store experience, and advancing our capabilities in digital, data and technology. To finish up, we believe our brands are positioned well for the summer season and beyond. We are confident in our evolved business model and our current expectation to deliver an operating margin above pre-pandemic levels despite significant inflation. We look forward to sharing more with you at our Investor Day in a few weeks. With that, operator, we are ready for questions. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) We will begin with Dana Telsey with Telsey Group. Dana Lauren Telsey - Telsey Advisory Group LLC - CEO & Chief Research Officer As you think about the Hollister business, I think down around 3%, what's the game plan? And how are you looking at and growth go forward? And then you talked about the inflationary impact on demand that you're planning go-forward in this challenging environment now. How are you breaking that out? How are you thinking about promotions or markdowns going forward, given the uncertainty of when inventory arrives? And does it differ by brand or region? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO All right, Dana, it's Scott. I'll kick this one off. All right. Let's start with the inflationary impact on demand. So yes, as we think about coming through Q1, happy with our results in Q1, plus 4% to last year, solid growth. We did see some of that -- some of those impacts that we talked about sneaking in late in the quarter. One is foreign currency, which we've all seen the U.S. dollar strengthen pretty materially recently. So that started to get us towards the end of the quarter and knocked around a point off of that Q1 growth. As we think about Q2, we have some of those same impacts carrying over. We have the foreign currency impact and China will hit us for about 300 basis points in Q2 versus last year. And then we're adding about 300 basis points based on this inflationary impact on the consumer. And what that does is it backs us into kind of where we're operating quarter-to-date here. We're -- with all those factors embedded in, we're just slightly negative here coming into the quarter for the first 3 weeks. So we're going to make the assumption that things are going to stay the same, not getting any better, not get any worse, because that's the data that we have today. Obviously, the consumer is up against pretty dramatic inflation here, and we'll see how that plays through. We'll be doing everything we can, delivering great products, great marketing and great experience to offset that, but we'll see how that plays out. And then before I kick it over to Fran, just on Hollister. The minus 3% in Q1 was expected. Hollister did have a tough comp as we think about last year, up against that mini back-to-school in March, that March time period so that was the start, and I'll kick it over to Fran. 7 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 24, 2022 / 12:30PM, ANF.N - Q1 2022 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thanks, Scott. So Dana, on Hollister, just to echo a little bit what Scott said. So we are -- we continue to be pleased with our U.S. performance in Hollister was up 6%, and we are seeing strong acceptance from the consumer on product. So as Scott said, you have to parse the brand apart a little bit. We have our U.S. business, which has been strong, was good through '21, a much higher penetration for Hollister from an international perspective. So APAC, clearly a tough go there with the shutdowns from COVID, and EMEA coming back and we're starting to see some nice opportunities happening there as well. So we're focused on the consumer. We're focused on our top 30, and more to come. We're looking forward to back to school. Operator Now moving to a question from Corey Tarlowe with Jefferies. Corey Tarlowe - Jefferies LLC, Research Division - Equity Analyst Firstly, can you discuss some cost savings initiatives that you have in place to help mitigate margin pressures that you're witnessing? And then secondarily, how should we be thinking about the EBIT margin cadence throughout the rest of the year? It would seem that you're embedding an improvement in the outlook, given the 1Q performance, the 2Q guide of 3% to 4% and the full year guide of 5% to 6% unit margins? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes. Corey, I'll grab this one. So I think I'll start with the EBIT margin, it really all ties together. So Q2, yes, so 3% to 4% down from last year, really driven by those year-over-year freight costs. As we think about the full year being at 5% to 6%, based on the seasonality of our business, we tend to have more sales in the back half, and we can get much better leverage on the expense base in the back half, specifically in Q4. So what we are focused on is, number one, looking at expenses, anything that is noncustomer-facing, those discretionary expenses, and pausing some of those. But we are not going to step back from some of the key expenses we need to drive the top line. That is marketing. And then also some of these strategic investments that we're making for the long term in digital and technology and people, we're going to continue on the path with making those investments because they're key to the long term in the midst of short-term inflationary issues. We're also going to look up and down the P&L. We're going to continue to drive AUR growth. We just had our eighth consecutive quarter of AUR growth. The costs are coming in faster than we can take up the AUR, but very pleased with the AUR growth that we have seen this year so far on top of strong double-digit AUR growth back in 2021. So we're going to continue on that path, but it really comes down to, number one, great product, great marketing and let's keep our inventory balance in check. And we feel comfortable with our inventory levels at this point. Operator Now moving to a question from Paul Lejuez with Citi. Paul Lawrence Lejuez - Citigroup Inc., Research Division - MD and Senior Analyst I'm curious how you would characterize the pricing environment in each of your regions and your ability to pass through higher prices compared to how you're thinking about that opportunity just 3 months ago. And then just curious on the inventory. Can you just give a little bit more detail, Scott, just where you expect that number to shake out at the end of 2Q? And what we should expect for the balance of the year? 8 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 24, 2022 / 12:30PM, ANF.N - Q1 2022 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Paul, I will start with the first question on pricing. So it's exciting. We just finished our eighth quarter of consecutive AUR growth. And in fact, that was on top of last year's double-digit growth. So that really tells us that our consumer is responding to our price, our product, our voice and our experience. So we have been able to see that push through. We've also seen an opportunity to be less promotional than pre-pandemic, which is also an exciting opportunity for us. We believe that we have continued opportunity to see AUR growth through the balance of the year. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO All right. Let's move on to inventory. So thinking about inventory, I just want to pause real quick and reiterate Q1 levels. So up 45% to last year. We have units up around 10%. That is absolutely purposeful. We are bringing in units faster or earlier than we wanted to in the past because of the supply chain delays. So happy with where our inventory is today, our best in-stocks that we've seen since back in 2019. As we think about going forward, that trend will continue. We will continue to bring in inventory early to make sure we can hit the peak selling periods, specifically in back-to-school and holiday. So I expect inventory levels to be up in Q2 and Q3 and then start to rightsize more towards Q4. Whenever we lap, really catching up those significant delays that we saw in the back half of last year. So comfortable with the receipt plan that we have in place. In the end, whenever you take a zoom out, that's really what matters. And we're going to bring that inventory in a little earlier than we would have in the past, based on what's happening in the supply chain. Paul Lawrence Lejuez - Citigroup Inc., Research Division - MD and Senior Analyst Got it. And Scott, just a follow-up. When we look at your full year guidance for sales, how much of that is AUR-driven versus units? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes. There's a piece of AUR and just a bit of units. I'd say it's a little more tilted towards AUR, and units will kind of bounce around. With the inflationary demands on the consumer here, we're going to be prudent in how we forecast both top line and the ability to pass through AUR and look at those items as upside to our plans as we've laid out. Operator (Operator Instructions) We'll now move to our next question, which will come from Janet Kloppenburg with JJK Research. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President A couple of questions. Fran, are you seeing AUR gains at Hollister as well as A&F? And we're seeing a trend towards slightly dressier product sales being stronger than casual, like shorts and tees. Maybe I was wondering what you saw in your business, and if you think that better positions A&F versus Hollister. And for Scott, I was wondering if you expected any AUR pressure coming from the competitive environment. I know you said you expect AUR to be up for the rest of the year, but it does feel like promotions in your sectors are starting to tick up around you. And I'm wondering, given what I see in the inflationary pressure that you referred to, whether or not you think that, that may impact the AUR opportunity. And just lastly on freight. Do you expect it to remain as elevated in the second, third and fourth quarter as it was in the first quarter? Or what's the trend outlook there? 9 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 24, 2022 / 12:30PM, ANF.N - Q1 2022 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Okay. Janet, let's see where we want to -- yes, let's see where we want to get started. Let's start on the dressier product versus casual. So what's exciting about our brands is that we have various categories in both of our brands and opportunities to really balance those categories, right, depending upon what we're hearing from our consumers, staying close to our customer. So if you start with Abercrombie. To your point, we're selling lots of different categories that point to that customer wanting to get back out there and spend that 96-hour weekend that we always reference for that consumer and really dressing them for all those occasions, as well as getting back to work. So we have an opportunity in dresses and our woven pants and our woven tops, all resonating really nicely. The Hollister customer as well. So he and she may be more casual shorts and T-shirts, but they have events to go to also. They have graduation, they have prom weekends. So we're seeing a nice dress business in there as another good support to both businesses having opportunity. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Okay, Janet, I'll tick through the others. So AUR gains at Hollister. So AUR was down in Q1 at Hollister, and really getting back to that point around taking advantage of the cool weather and really pushing through some of that carryover inventory quicker than we expected to in our outlook. So that's a good thing. We finished the quarter, inventory is in a good place at Hollister and Gilly got through a big chunk of that late arriving inventory. As we think about freight, I'll go to that one next. We're assuming it's going to remain where it is for the rest of the year. I think a lot of us are optimistic that we'll start to see a little bit of relief in the back half. But who knows? We've all been thinking that for the last couple of years. So we're just going to assume it stays where it is. The one benefit we will see on freight is that we will start to lap the heavy air usage that we were, call it, forced into with the Vietnam closures last year. So that will be a tailwind as we get into Q4 and beyond because we saw a lot of that air freight hit in Q4. And then actually a lot of that air freight, from an accounting perspective, hit us here in Q1 as you flow it through the inventory balance. And the last piece is AUR pressure from the competitive set. What I would say is, we're looking at it. It's not something that drives our decision-making. We have been promotional throughout this entire cycle and have still been able to take up our AURs on a double-digit basis. We will remain promotional going forward. That is part of the business that we're in. It's just being smarter with the promotions, reducing some depth, reducing some breadth and being able to take up AUR to offset some of this inflationary pressure. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes, I think Scott, we've said that many times but we've said many times, our AUR pressure or our promotional stance, is based on our consumer right, our supply, our demand, what we're seeing with our customer and not really based on what's happening with the competition, right? Staying close to our customer is what's most important, and keeping that inventory in line, are the 2 real key pieces. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President And if I could just sneak one more in. You talked about sort of late deliveries impacting the assortments at Hollister, and you took care of that, you liquidated that product. Do you feel now that the assortments at Hollister are structured right, that the architecture of that assortment is where you want it to be? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes. I mean, the short answer to that is yes. We feel very comfortable with where we are heading into summer with -- where swim, shorts and tees are. And as well as I mentioned just a few minutes ago, but the dress business also, really pleased with that business as well, so yes. 10 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 24, 2022 / 12:30PM, ANF.N - Q1 2022 Abercrombie & Fitch Co Earnings Call

Operator And next, we have Mauricio Serna with UBS. Mauricio Serna Vega - UBS Investment Bank, Research Division - Analyst I wanted to ask if you could provide some details on how sales performed at stores versus digital. And also, if you could talk maybe about how the quarter progressed from month-to-month. And lastly, you could just repeat that portion from your remarks at the beginning when you were talking about the 2 drivers for the AUC. I know you mentioned the freight, but I kind of missed the second part. So I just want to make sure I get that part correctly. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Sure. Let's start with the last question. So the 2 drivers for AUC. So we saw some incremental freight versus what we assumed coming into Q1. So that hit us for about $15 million more than we thought. The other piece was accelerating the sell-through. As we just talked about, the Hollister and Gilly Hicks late receipts. So we pushed those through. Those fall goods, come with a higher AUC than the spring goods that we're selling, a little heavier apparel, so that comes with a higher AUC. So that hit us from a margin rate perspective in Q1. Backing up into the quarter on a monthly basis. I'd say our trends were consistent with what we've heard in the market. February was a good month and then March was a tough month for a couple of reasons. We had the mini back-to-school here in the U.S. and kind of that reopening and a lot of people going back to school in person last year, and we also had the Easter shift out of March. So whenever you add that in, and then we came back there in April and then thinking we've already talked about how we're trending here in the beginning of May. The last piece is performed, stores versus digital. Yes, stores have continued to claw their way back. We did see the benefit in Q1 of reopening in Europe and a lot of those stores getting back up to kind of full hours or, at least, removing some of those restrictions. And we continue to see the traffic here to stores in the U.S. continue to climb. So nice to see the balance coming back between digital and stores, and we continue to see kind of that 50-50 balance. And we'll continue to track to that. Mauricio Serna Vega - UBS Investment Bank, Research Division - Analyst And if I could just sneak one last one. Just in EMEA, it seemed a sequential recovery, but still like below the U.S. I was just wondering, from a market perspective, you talked about U.K. and Germany and France. I mean, how do -- how much do -- roughly how much does each represent of your sales? And given with the reopening, I would have expected maybe a higher growth rate. So I just want to understand like what could have dragged down the performance in EMEA? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Sure. We haven't provided the percent of sales for each, but those are the kind of the 1, 2, 3 biggest countries for us in EMEA. So good to see the U.K. performed well in Q1, and then Germany and France really turned on later. They had some pretty heavy restrictions. It really started to kind of pull off as we went throughout the quarter. Thinking about the results in total. The EMEA customer is dealing with even more inflation likely than the U.S. I mean, because of what's happening with the situation in Ukraine, there's pretty significant inflation that, that local consumer is seeing, whether it comes to heating bills or gasoline, just multiples it seems of what we're paying here in the U.S. 11 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 24, 2022 / 12:30PM, ANF.N - Q1 2022 Abercrombie & Fitch Co Earnings Call

So part of the reason for our outlook that we've set up, like looking at that in inflationary demand on the consumer as we're seeing it in the U.S., we're all seeing that real time, but also in the EMEA region, that is happening in a big way. So feel good about the big 3 countries. We are laser-focused on these countries on the reopening and looking forward to them getting even closer to normalcy and kind of catching up here to the U.S. Operator Our next question will come from Kimberly Greenberger with Morgan Stanley. Kimberly Conroy Greenberger - Morgan Stanley, Research Division - MD Great. I wanted to dig in a little bit more on freight cost, if I could. Scott, have you renegotiated contracts for this year? And are you seeing any sort of relief in -- or still some inflation in those contract negotiations? And I just wanted to check if you are largely in contract for your freight needs? Or are you also availing yourself of the spot market? And then you mentioned that you might experience some relief from the very high use of air freight as we get later in the year, particularly, I think, to the fourth quarter. Assuming that does happen, would you expect to begin to see some benefits of lower freight -- lower airfreight usage in the fourth quarter gross margin? Or would we not see those benefits flow through the P&L until we get into the first half of 2023? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Okay. Let's start with the freight costs. So we are actually in the midst of finishing up some contracts. Our cycle is happening real time, so I'm not going to provide too much there. What we are trying to do is lock in more than we have in the past, in contracted rates to try to avoid some of the fluctuations that we've seen in the spot market. We've added some new carriers, which is exciting. So our goal is to have optionality and flexibility. And hopefully, that will result in lower rates as we go forward, but this market remains pretty tough out there. On the air freight, yes, we do expect to see some benefits flow through in Q4 and Q1 of next year. Now on the other side of that fence is the commodity cost. And when you think about what's happening in the cotton markets, that's starting to flow through the P&L. So there will be a little bit of an offset to some of the savings we see there in the air freights, with some of those commodity costs starting to flow through because it does take a pretty healthy time to have them lag through the P&L since you buy so forward into the future. So that's what we're thinking about for air freight. We're optimistic that we're not going to see big disruptions like last year. And assuming that happens, we should see a really nice benefit from air freight in the back half. Operator (Operator Instructions) Now moving to Marni Shapiro with Retail Tracker. Marni Shapiro - The Retail Tracker - Co-Founder Just 2 quick ones. Can you just talk a little bit about was the traffic -- I guess, what were the traffic patterns like in the first quarter? Are you seeing a more traditional traffic pattern driven by weather? Or when you run a promotion in the store is she coming in to buy for the promotions, specifically at Hollister as well. And then you've had some good results from this active business. And I'm curious if you could just talk a little bit about it. Is it bringing a new customer into the store? Is that helping to drive traffic to the site and to the store? 12 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 24, 2022 / 12:30PM, ANF.N - Q1 2022 Abercrombie & Fitch Co Earnings Call

Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Marni, I'll start with the first one, so traffic patterns in Q1. So you are right, we're starting to get back to more normalized traffic clustered around Easter in Q1. There were some spring breaks happening. So I'd say it's more normal. Last year was very abnormal with what we call our mini back-to-school. So we are definitely getting closer to normalized traffic patterns. And we're expecting that as we go forward for the rest of the year. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director And regarding YPB, yes, we're very excited about the initial response to YPB, which was created by request by our customers, as I always talk about how close we are to our consumer. And it is actually bringing in new consumers, which is even more exciting about it. So driving traffic and bringing in new customers. So excited to see where that's going. We're busy chasing goods. We sold out of almost 1/4 of the SKUs very quickly. So we'll talk about more of it at our Investor Day on June 14. Marni Shapiro - The Retail Tracker - Co-Founder That's exciting. A nice highlight. And did you guys break out what percentage of sales are online versus in-store? I was looking for the number. I wasn't sure if you broke that out. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO No, we have not. We're not going to give that on a quarter-by-quarter basis as we start to normalize in. But we'll keep you posted if there's any large swings. Operator And ladies and gentlemen, that's all the time we have for questions today. I'll turn the call back over to Fran for any additional or closing remarks. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thank you for participating in our call today. I hope you all enjoy your Memorial Day weekend, and I look forward to seeing many of you in New York City at our June 14 Investor Day. Operator Ladies and gentlemen, this will conclude your conference for today. We do thank you for your participation, and you may now disconnect. D I S C L A I M E R Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES REFINITIV OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2022, Refinitiv. All Rights Reserved. 15207601-2022-05-24T18:47:49.293 13 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 24, 2022 / 12:30PM, ANF.N - Q1 2022 Abercrombie & Fitch Co Earnings Call